UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2015 (June 23, 2015)

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas New York, New York	10105
(Address of principal executive offices)	(Zip code)

212-479-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2015, New Senior Investment Group Inc. (the “Company” or “New Senior”) entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, FIG LLC, the Company’s manager (the “Manager”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”) and a director of the Company named therein (the “Director Purchaser”). On June 24, 2015, the Underwriters exercised in full their option to purchase additional shares under the Underwriting Agreement.

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, the Company agreed to sell to the Underwriters an aggregate of 20,041,363 shares of the Company’s common stock, including 2,614,090 shares pursuant to the Underwriters’ exercise in full of their option to purchase additional shares under the Underwriting Agreement. The Company agreed to sell 19,938,446 shares of the Company’s common stock to the Underwriters at a price of $13.26875 per share and directed the Underwriters to allocate 102,917 shares to certain of its officers and other employees of the Manager at a price to the Underwriters of $13.75 per share. In addition, the Company agreed to sell 72,727 shares of the Company’s common stock to the Director Purchaser at a price of $13.75 per share. The shares of common stock are being sold pursuant to a prospectus supplement (the “Prospectus Supplement”), dated June 23, 2015, and related prospectus, dated June 22, 2015, each filed with the Securities and Exchange Commission, relating to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-205142).

The Company has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If the Company is unable to provide the required indemnification, the Company has agreed to contribute to payments the Underwriters may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing. The offering is expected to close on June 29, 2015, subject to the conditions stated in the Underwriting Agreement.

Item 3.02. Unregistered Sale of Securities

On June 29, 2015, in connection with the offering described above, the Company granted options to an affiliate of the Company’s Manager relating to 2,011,409 shares of the Company’s common stock at an exercise price per share equal to $13.75, representing 10% of the number of shares of common stock sold by the Company in the offering pursuant to and in accordance with the terms of the Company’s Management Agreement and Nonqualified Stock Option and Incentive Award Plan. The options are fully vested as of the date hereof, become exercisable as to 1/30 of such granted options on the first day of each of the 30 calendar months following June 2015 and expire on the tenth anniversary of the date hereof. The grant of the options described above was made in reliance upon Section 4(a)(2) of the Securities Act for offerings not involving a public offering.

Item 8.01. Other Events

On June 22, 2015, the Company filed a Current Report on Form 8-K (the “June 22 Form 8-K”) disclosing, among other things, its entry into an agreement to acquire a portfolio of private pay, independent living senior housing (the “Acquisition”). The June 22 Form 8-K attached as an exhibit unaudited pro forma combined financial information that showed the impact of the Acquisition and the offering described above under Item 1.01. Attached hereto as Exhibit 99.1, and incorporated by reference into this Item 8.01, is an updated version of the unaudited pro forma combined financial information, which is being filed solely for the purpose of reflecting the results of the offering that were not known at the time of filing the June 22 Form 8-K. For more information about the transactions described above, please see the June 22 Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 23, 2015, among New Senior Investment Group Inc., FIG LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, and a director of the Company named therein.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

99.1	Unaudited pro forma combined financial information as of and for the three months ended March 31, 2015 and for the year ended December 31, 2014 of New Senior, and the related notes thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: June 29, 2015	By:	/s/ Justine A. Cheng

Name: Justine A. Cheng
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 23, 2015, among New Senior Investment Group Inc., FIG LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, and a director of the Company named therein.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

99.1	Unaudited pro forma combined financial information as of and for the three months ended March 31, 2015 and for the year ended December 31, 2014 of New Senior, and the related notes thereto.

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